Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES

Original Issue Date: October 14, 2024

Original Principal Amount: $3,333,333

10% ORIGINAL ISSUE DISCOUNT
SECURED CONVERTIBLE DEBENTURE
DUE APRIL 14, 2026

THIS 10% ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 10% Original Issue Discount Secured Convertible Debentures of INCANNEX HEALTHCARE INC., a Delaware corporation (together with its successors and assigns, the “Company”), whose registered office is at Suite 105, 8 Century Circuit, Norwest, NSW 2153, Australia, designated as its 10% Original Issue Discount Secured Convertible Debenture due April 14, 2026 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to Arena Special Opportunities (Offshore) Master II LP or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $3,333,333 on April 14, 2026 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. All payments due hereunder (to the extent not converted into shares Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America at the address or otherwise pursuant to such instructions as the Holder shall provide to the Company by written notice made in accordance with the provisions of this Debenture. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Alternate Conversion Price” shall have the meaning set forth in Section 4(b).

“Alternate Conversion Floor Price” shall have the meaning set forth in Section 4(b).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in the Purchase Agreement) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital shares of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Warrants issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Execution Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2.

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Execution Date” means September 6, 2024.

“Floor Price” shall mean $0.33.

“Floor Price Spread Amount” shall have the meaning set forth in Section 4(c)(i).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Indebtedness” or “indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business or consistent with past practice or industry norm), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all capitalized lease obligations of such person, (f) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (g) the principal component of all obligations of such person in respect of bankers’ acceptances, and (h) all guarantees by such person of indebtedness described in clauses (a) to (g) above; provided, that Indebtedness shall not include (A) trade and other ordinary-course payables and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm, (B) accrued expenses, (C) prepaid or deferred revenue, (D) purchase price holdbacks arising in the ordinary course of business or consistent with past practice or industry norm in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, or (E) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

“Mandatory Default Amount” means the sum of (a) 150% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(f).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(b).

“Optional Redemption Amount” shall have the meaning set forth in Section 6(b).

“Optional Redemption Date” shall have the meaning set forth in Section 6(b).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(b).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(b).

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preference shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Original Issue Date” means the date of the first issuance of the Debenture (i.e., the date first written above), regardless of any transfers of the Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, and (b) the indebtedness existing on the Execution Date set forth on Schedule 20 to the Perfection Certificate.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 30 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business which secure obligations which are not more than 30 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), and (d) thereunder, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) Liens incurred on Australian research and development tax incentives in Australia for the fiscal years ended June 30, 2023 and 2024 pursuant to the terms of a Senior Secured Research & Development facility with FC Securities PTY Ltd, as trustee for the Fixed Interest Receivables Securities Trust, which shall have a senior security interest pursuant to the terms of intercreditor agreement with the Purchasers in a form typical for transactions of this type.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of September 6, 2024, by and among the Company, and the Purchasers party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Execution Date, among the Company and the Purchasers of the Securities issued by the Company pursuant to the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Holder as provided for in the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Standard Settlement Period” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Surviving Entity” shall have the meaning set forth in Section 10.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” shall have the meaning set forth in Section 4(b).

Section 2. Interest. Interest shall accrue on the outstanding principal amount of this Debenture from and including the 15th day of October 2024 (or such latter date that funds are received by the Escrow Agent and released to the Company pursuant to the terms of the Escrow Agreement) at the rate of five percent (5%) per annum paid-in-kind (“PIK Interest”) unless there is an Event of Default, in which case Default Interest shall accrue and be paid instead of PIK Interest. The PIK Interest shall be added to the outstanding principal amount of this Debenture on a monthly basis as additional principal obligations hereunder and shall automatically and thereafter constitute a part of the outstanding principal amount for all purposes hereof (including the accrual of interest thereon at the rates applicable to the principal amount generally). The Borrower will not issue additional debentures to represent the PIK Interest. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any portion of the principal amount of this Debenture that is converted to Conversion Shares, provided that the Company delivers the Conversion Shares and pays the applicable Floor Price Spread Amount with respect to such conversion, if any, within the time period required by Section 4 hereof. Accrued and unpaid interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”); provided, notwithstanding anything to the contrary set forth herein, the Company represents and warrants that as of the Original Issue Date, the Person in whose name this Debenture is duly registered on the Debenture Register as the owner of this Debenture for the purpose of receiving payment as herein provided and for all other purposes is Arena Special Opportunities (Offshore) Master II LP. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the outstanding principal amount of this Debenture at the rate of two percent (2.00%) per month (“Default Interest”). Accrued and unpaid Default Interest shall be due and payable monthly in arrears in cash on the first of each month following the occurrence of any Event of Default for Default Interest accrued through the last day of the prior month.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at the time of each drawdown (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Any conversion hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable principal amount being converted provided that the Company delivers the Conversion Shares and pays the applicable Floor Price Spread Amount with respect to such conversion, if any, in accordance with this Section 4. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

(b) Conversion Price; Alternate Conversion Price. The conversion price of the Debenture in effect as of any Conversion Date shall be a price per share of Common Stock equal to $1.84 (the “Conversion Price”) and subject to adjustment as provided herein; provided that, if the closing price of the Common Stock is less than the Conversion Price for five (5) or more Trading Days during any twenty (20) Trading Day period following the Original Issue Date, the Holder shall be entitled to convert this Debenture at a price per share equal to the Alternate Conversion Price (each an “Alternate Conversion”) so long as no Alternate Conversion is at a price per share less than the Alternate Conversion Floor Price; and provided further that no conversion under this Debenture is at a price per share less than the Floor Price.

As used herein:

(A)	“Alternate Conversion Price” means the lower of (i) the then-current Conversion Price and (ii) ninety-five percent (95%) of the lowest daily VWAP during the five (5) Trading Days prior to the delivery by the Holder of the applicable Notice of Conversion.

(B)	“Alternate Conversion Floor Price” means (i) initially, $1.50, (ii) thereafter, 50% of the closing price of the Common Stock on the date that is 6 months following Original Issue Date, and (iii) thereafter, 50% of the closing price of the Common Stock on the date that is 12 months following Original Issue Date. Notwithstanding the foregoing, following an Event of Default pursuant to section 8(a)(i), (ii), (iv), (vi), (vii), (viii), (ix), (x), (xi), (xii) (xiv), (xv), (xvi), (xvii) or (xviii), the “Alternate Conversion Floor Price” shall be the lower of (x) the Alternate Conversion Floor Price immediately prior to such Event of Default, and (y) 50% of the closing price of the Common Stock on the date of such Event of Default. Further to the foregoing, the Alternate Conversion Floor Price may be reduced at any time from the Alternate Conversion Floor Price then in effect upon the written consent of the Company and the Requisite Holders.

(C)	“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the per share daily volume weighted average price of the Common Stock for such date (or if such date is not a Trading Day, for the nearest preceding Trading Day) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is listed on the OTCQB or OTCQX, the per share volume weighted average price of the Common Stock for such date (or if such date is not a Trading Day, for the nearest preceding Trading Day) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on any Trading Market or OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(c) Mechanics of Conversion; Floor Price Spread Payments.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount; Floor Price Spread Payments. The number of Conversion Shares issuable upon a conversion as of any Conversion Date hereunder shall be equal to the quotient obtained by dividing the outstanding principal amount of this Debenture to be converted by the Conversion Price as of such Conversion Date; provided, notwithstanding anything to the contrary set forth herein, that if the Floor Price exceeds the Conversion Price on any Conversion Date, then (1) the number of Conversion Shares issuable upon the applicable conversion hereunder shall be equal to the quotient obtained by dividing the outstanding principal amount of this Debenture to be converted by the Floor Price as of such Conversion Date, and (2) the Company shall pay the Holder an amount in cash on the applicable Share Delivery Date with respect to such conversion (a “Floor Price Spread Amount”) equal to the product obtained by multiplying (A) the amount obtained by subtracting the Conversion Price as of such Conversion Date from the Floor Price as of such Conversion Date by (B) the amount obtained by subtracting (x) the quotient obtained by dividing the outstanding principal amount of this Debenture to be converted by the Conversion Price as of such Conversion Date from (y) the quotient obtained by dividing the outstanding principal amount of this Debenture to be converted by the Floor Price as of such Conversion Date.

(ii) Delivery of Conversion Shares Upon Conversion; Floor Price Spread Payments. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Applicable Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the applicable conversion of this Debenture). On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Applicable Effective Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. Any Floor Price Spread Amount payable with respect to a conversion of the Debenture as determined in accordance with Section 4(c)(i) above shall be due and payable by the Company in full on the Share Delivery Date for such conversion. As used herein, the term “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of any Notice of Conversion.

(iii) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

(iv) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases a number of shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Debenture as required pursuant to the terms hereof.

(vi) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and any other holders of the Debentures), not less than such aggregate number of shares of Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of this Debenture. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. Notwithstanding anything to the contrary contained in this Debenture or the other Transaction Documents, while the Company is listed on the Trading Market and prior to the receipt of the Shareholder Approval, the Holder and the Company agree that nothing in the Transaction Documents shall require the Company to issue any Common Stock to Lender to the extent such issuance would result in the aggregate number of Underlying Shares issued by the Company pursuant to the Transaction Documents to exceed the Conversion Cap. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

Section 5. Certain Adjustments.

(a) Share Dividends and Share Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions payable in Common Stock on Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding Common Stock into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of Common Stock or any capital shares of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase, or otherwise issues, any Common Stock or Common Stock Equivalents entitling any Person to acquire Common Stock at an effective price per share that is lower than the then Conversion Price and/or the then Floor Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance, the Conversion Price and/or the Floor Price, as applicable, shall be reduced to equal the Base Conversion Price (subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions following the date of the Purchase Agreement); provided, for the avoidance of doubt, the effect of any adjustment to the Conversion Price and/or Floor Price pursuant to this Section 5(b) shall be to reduce and not increase the Conversion Price and/or Floor Price, as applicable. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Debentures and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of capital shares of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such capital shares (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such capital shares, such number of capital shares and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Debentures and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(g) Notice to the Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any capital shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Mandatory Prepayment; Redemption.

(a) Mandatory Prepayment. If, at any time prior to the full repayment or full conversion of all amounts owed under this Debenture, the Company or any of its Subsidiaries receives cash proceeds from the issuance of equity or indebtedness (other than the issuance of other Debentures), in one or more financing transactions, whether publicly offered or privately arranged (including, without limitation, pursuant to the Arena ELOC), the Company shall, within one (1) Business Day of the Company or the applicable Subsidiary’s receipt of such proceeds, inform the Holder of such receipt via written notice (a “Mandatory Prepayment Notice”), whereupon the Holder shall have the right in its sole discretion to require, by written notice to the Company delivered within five (5) Business Days of the Holder’s receipt of any such Mandatory Prepayment Notice, that the Company immediately apply up to twenty-five percent (25%) of the gross cash proceeds received from the applicable financing transaction to prepay the Company’s then outstanding obligations under the Debentures (a “Mandatory Prepayment Exercise Notice”). The Company shall, within one (1) Business Day of the Company’s receipt of a Mandatory Prepayment Exercise Notice, prepay the Company’s then outstanding obligations under the Debentures; provided, such gross cash proceeds shall be applied to prepay all of the Debentures then outstanding pro rata in proportion to the respective outstanding principal amount of each Debenture at the time the Holder delivers the applicable Mandatory Prepayment Exercise Notice.

(b) Optional Redemption at Election of Company.

(i) Subject to the provisions of this Section 6(b), the Company may deliver a notice to the Holder at any time (an “Optional Redemption Notice”, and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all or any portion of the then outstanding principal amount of this Debenture for cash in an amount equal to the sum of (1) 110% of the portion of the outstanding principal amount of this Debenture elected to be redeemed plus 100% of accrued but unpaid interest thereon and (2) all liquidated damages and other amounts then due in respect of the Debenture (the “Optional Redemption Amount”) on the 30th calendar day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, and such redemption, the “Optional Redemption”); provided, notwithstanding anything to the contrary set forth herein, the Company may not deliver an Optional Redemption Notice at a time when an Event of Default has occurred and is continuing.

(ii) The Optional Redemption Amount shall be payable in full on the Optional Redemption Date. If the Company elects to redeem this Debenture pursuant to this Section 6 or any other Debenture, it shall redeem all outstanding Debentures in full simultaneously by paying the Holder the applicable Optional Redemption Amount payable with respect to all outstanding Debentures on the same Optional Redemption Date. If any portion of the Optional Redemption Amount payable in respect of an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of two (2%) per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any direct or indirect Subsidiary of the Company to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation or memorandum of association, and articles of association or bylaws, as applicable, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Debentures if on a pro-rata basis, (ii) regularly scheduled principal and interest payments of Indebtedness outstanding as of the Execution Date in accordance with the terms thereof as in effect as of the Execution Date and (iii) regularly scheduled principal and interest payments of Permitted Indebtedness pursuant to the terms thereof; provided that payments pursuant to the foregoing clauses (ii) and (iii) shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(h) sell, dispose, assign, exchange, gift, lease, pledge, hypothecate or otherwise transfer, directly or indirectly, in one transaction or a series of transactions, any material portion of its assets outside the ordinary course of business;

(i) engage in any line of business substantially different from (i) those lines of business conducted by the Company and its Subsidiaries on the date hereof or (ii) any business substantially related or incidental, complementary, corollary, synergistic or ancillary thereto or reasonable extensions thereof; or

(j) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages, any Floor Price Spread Amount, and/or any other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date, Share Delivery Date, Optional Redemption Date, or the Maturity Date or by acceleration or otherwise, as applicable) which default, solely in the case of an interest payment or other payment default under clause (B) above, is not cured within 3 Trading Days;

(ii) the Company or any of its Subsidiaries shall fail to observe or perform any other covenant or agreement contained in this Debenture (other than a breach by the Company of its obligations to deliver Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any other Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

(iii) any representation or warranty made by or on behalf of the Company, any of its Subsidiaries or any of their respective officers in this Debenture, any other Transaction Document, or any written statement, report, financial statement or certificate pursuant hereto or thereto shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv) the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v) the Company or any Subsidiary shall default on any of its obligations under any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (v) above), which default is not cured, if possible to cure, within the earlier of (A) 5 Trading Days after notice of such default sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such default;

(vi) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within 5 Trading Days;

(vii) the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction;

(viii) the Company or any of its Subsidiaries shall sell dispose, assign, exchange, gift, lease, pledge, hypothecate or otherwise transfer, directly or indirectly, in one transaction or a series of transactions, any asset, undertaking or business outside of the ordinary course of business, without the prior written consent of the Holder;

(ix) the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been declared effective by the Commission on or prior to the 90th calendar day after the Closing Date or the Company does not meet the current public information requirements under Rule 144 in respect of the Registrable Securities (as defined in the Registration Rights Agreement);

(x) if, during an Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of any Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under a Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, a Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

(xi) the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

(xii) the electronic transfer by the Company of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(xiii) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

(xiv) the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

(xv) the Company or any Subsidiary shall attempt to liquidate or dissolve itself without the prior written consent of the Holder;

(xvi) any corporate action, legal proceedings or other procedure or step is taken in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company or any Subsidiary; (b) a composition, compromise, assignment or arrangement with any creditor of the Company or any Subsidiary; (c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any Subsidiary or any of their assets; (d) enforcement of any Lien over any assets of the Company or any Subsidiary; or (e) or any analogous procedure or step is taken in any jurisdiction in relation to the foregoing.

(xvii) the Company or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(xviii) a proceeding or case shall be commenced in respect of the Company or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

(xix) any Subsidiary is not or ceases to be a Subsidiary of the Company; or

(xx) any Transaction Document or any interest of the Holder thereunder shall, for any reason, be terminated, invalidated, void or unenforceable.

(b) Remedies Upon Event of Default. If any Event of Default occurs, then the Holder may, by written notice to the Company, declare the entire outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and all other amounts then owing in respect thereof to be forthwith due and payable immediately in cash at the Mandatory Default Amount, whereupon the entire principal amount of this Debenture, all such accrued and unpaid interest, liquidated damages and all such other amounts shall become forth with due and payable immediately in cash at the Mandatory Default Amount without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law; provided however, that in the case of any Event of Default pursuant to clause (xvi), (xvii) or (xviii) of Section 8(a), the entire outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and all other amounts then owing in respect thereof shall automatically become and be due and payable in cash at the Mandatory Default Amount, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

Section 9. Miscellaneous.

(a) Notices. All notices, requests, demands, and other communications provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (a) the date of transmission shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed, if such notice or communication is sent via e-mail prior to 5:30 p.m. (New York City time) on any Business Day; (b) the next Business Day after the date of transmission shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed, if such notice or communication is sent via e-mail on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

If to the Company:

Incannex Healthcare Inc.

Suite 105

8 Century Circuit

Norwest, NSW 2153, Australia

Attention: Joel Latham

Email: joel@incannex.com.au

With a copy to (which shall not constitute notice):

Rimôn Law Pty Ltd

Level 2

50 Bridge Street

Sydney, NSW 2000, Australia

Attention: Andrew Reilly

Email: andrew.reilly@rimonlaw.com

If to the Holder:

Arena Special Opportunities (Offshore) Master II LP

405 Lexington Avenue, 59th Floor New York, NY 10174

Attention: Yoav Stramer, Director

e-mail: ystramer@arenaco.com

or as to the Company or the Holder, at such other address as shall be designated by such party in a written notice to the other party delivered in accordance with this Section 9(a).

(b) Amendments. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term “Debenture” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(c) Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Company shall not assign this Debenture or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may, without the consent of the Company, assign its rights hereunder (i) to any of its “affiliates”, as that term is defined under the Exchange Act, and (ii) solely during the continuance of any Event of Default, to any other Person. The Company’s prior written consent, not to be unreasonably withheld, conditioned or delayed, shall be required for the Holder to assign its rights hereunder to any Person that is not one of its “affiliates”, as that term is defined under the Exchange Act during any period in which an Event of Default is not then continuing. Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that following conversion of a portion of this Debenture, the unpaid and unconverted outstanding principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

(d) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

(e) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(f) Governing Law; Submission to Jurisdiction; Waivers. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.

(g) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

(h) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(i) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

(j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(l) Payments. So long as the Maturity Date has not yet occurred and the Debenture has not been accelerated, payments made hereunder (other than payments effected pursuant to any conversion of the Debenture) shall be applied, (i) first, to reimbursable expenses of the Holder and liquidated damages then due and payable hereunder and/or pursuant to any other Transaction Documents, and (ii) then payments matching specific scheduled payments then due shall be applied to those scheduled payments. At any time after the Maturity Date or after the Debenture has been accelerated, all payments remitted to the Holder by the Company and all proceeds of the collateral securing the Company’s obligations hereunder or any enforcement action (including any payments by any guarantors of the Company’s obligations hereunder) received by the Holder shall be applied as follows: (i) first, to the reimbursable expenses of the Holder, indemnity claims of the Holder and liquidated damages then due and payable to the Holder hereunder and/or pursuant to any other Transaction Documents, (ii) second, to pay interest due and payable in respect of the Debenture until paid in fall, (iii) third, to pay principal of the Debenture until paid in full; (iv) fourth, to pay any other obligations then due in respect of the Debenture or any other Transaction Documents; and (v) lastly, to the Company or such other Person entitled thereto under applicable law.

(m) Costs and Expenses. The Company agrees to pay the Holder, immediately upon written notice from the Holder, all out-of- pocket costs, expenses, and disbursements, including without limitation, legal expenses and attorneys’ fees incurred by the Holder in connection with: (i) the collection, attempted collection, or negotiation and documentation of any settlement or workout of any payment due hereunder, (ii) enforcement of this Debenture or any other Transaction Document (including without limitation, any costs and expenses of any third party provider engaged by the Holder for such purpose), (iii) collection, protection, or enforcement of any rights of the Holder in the collateral securing the Company’s obligations hereunder, and (iv) any suit or proceeding whatsoever in regard to this Debenture or the protection or enforcement of the lien of any instrument securing this Debenture, including, without limitation, in connection with any litigation, mediation, bankruptcy or administrative proceeding, and including any appellate proceeding or judicial or non-judicial foreclosure proceeding in connection therewith.

(n) Secured Obligations. The obligations of the Company under the Debentures are secured by (i) a pledge of all assets of the Company and the Significant Subsidiaries pursuant to the terms of the Security Agreement (ii) the Guarantee and (iii) the other Security Documents.

(o) Guaranteed Obligations. The obligations of the Company under the Debentures are guaranteed by each Significant Subsidiary pursuant to the Guarantee (as amended, amended and restated, supplemented, or otherwise modified from time to time).

Section 10. New Subsidiaries. If the Company or any Subsidiary forms or acquires any new direct or indirect Subsidiary, or any Subsidiary merges, amalgamates, or consolidates with or into any other Person and such Subsidiary is not the surviving entity as a result of such merger, amalgamation, or consolidation (any such surviving entity, a “Surviving Entity”), the Company agrees to, or to cause such Subsidiary or Surviving Entity to, concurrently with such formation, acquisition, merger, amalgamation or consolidation, as applicable, (i) provide notice to the Holder of such formation, acquisition, merger, amalgamation or consolidation, (ii) cause such newly formed or acquired Subsidiary or Surviving Entity to become a party to the Subsidiary Guarantee pursuant to an assumption agreement in form and substance acceptable to the Holder, and (iii) execute and/or deliver, and/or cause such newly formed or acquired Subsidiary or Surviving Entity and any other applicable Subsidiary to execute and/or deliver, such other agreements or documents as are determined by the Holder to be necessary or advisable in order for all of the capital shares in such newly formed or acquired Subsidiary or Surviving Entity to be pledged as additional collateral for the obligations of the Company under the Debentures and for such newly formed or acquired Subsidiary or Surviving Entity to pledge all of its assets as additional collateral for the obligations of the Company under the Debentures, and (iv) deliver to the Holder an opinion of counsel in form and substance acceptable to the Holder addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such Subsidiary or Surviving Entity.

Section 11. Disclosure. Upon receipt or delivery by the Company or any Subsidiary of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

*********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this 10% Original Issue Discount Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

INCANNEX HEALTHCARE INC.

By:	/s/ Joel Latham
Name:	Joel Latham
Title:	Chief Executive Officer, President and Director

ANNEX A NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 10% Original Issue Discount Secured Convertible Debenture issued on October 14, 2024 and due April 14, 2026 of Incannex Healthcare Inc., a Delaware corporation (together with its successors and assigns, the “Company”), into common stock, par value $0.0001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If the Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Certificates for Common Stock:

Or

DWAC Instructions:

Broker No: ____________

Account No: ___________

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